                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-12179 and
                                                No. 33-57659


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 30, 1996
                               U.S. $150,000,000

                          WEINGARTEN REALTY INVESTORS
                          MEDIUM-TERM NOTES, SERIES A
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

         The Company may offer from time to time its Medium-Term Notes, Series A, due 9 months or more from the date of issue, as selected by the purchaser and agreed to by the Company. The aggregate initial public offering price of the Notes will not exceed U.S. $150,000,000 or its equivalent in another currency or composite currency.

         The Notes may be denominated in U.S. dollars or in such foreign currencies or composite currencies as the Company may designate at the time of offering. The Company will set forth the specific currency or composite currency, interest rate or formula (if any), issue price and maturity date of any Note in the applicable Pricing Supplement to this Prospectus Supplement. This Prospectus Supplement provides information with respect to the Notes, in addition to those terms set forth in the Prospectus included herewith. Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency. See "Description of Notes".

         Unless otherwise specified in the applicable Pricing Supplement, interest on the Fixed Rate Notes will be payable on each March 15 and September 15 and at maturity. Interest on the Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Floating Rate Notes will bear interest at a rate determined by reference to the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate, Federal Funds Rate, CMT Rate or Eleventh District Cost of Funds Rate, as adjusted by a Spread and/or Spread Multiplier, if any. Indexed Notes may be issued with the principal amount payable at maturity, or the amount of interest payable on any Interest Payment Date, to be determined by reference to a currency exchange rate, composite currency, commodity price or other financial or non-financial index to be set forth in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest.

         Unless a Redemption Commencement Date is specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If a Redemption Commencement Date is so specified, the Notes will be redeemable at the option of the Company, as described herein.

         The Company will issue the Notes offered hereby in permanent global or definitive certificated form, as specified in the applicable Pricing Supplement. A Global Security representing Book-Entry Notes will be registered in the name of, or a nominee of, The Depository Trust Company, which will act as Depositary. Beneficial interests in Book- Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to Participants' interests) and its Participants. Except as described herein under "Description of Notes - - Book-Entry Notes," owners of beneficial interests in a Global Security will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, and no Global Security will be exchangeable except for another Global Security of like denomination and terms to be registered in the name of the Depositary or its nominee. The Notes offered hereby will be issued in registered form in a minimum denomination of $1,000 and integral multiples thereof or the approximate equivalent in the Specified Currency. See "Description of Notes".

         The Notes may be issued as Senior Securities or Subordinated Securities. Subordinated Securities will be subordinated to all Senior Debt of the Company. See "Description of Debt Securities -- Subordination" in the accompanying Prospectus.

                       ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
                   WHICH IT RELATES. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

                       ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
  MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       ------------------------------

                            PRICE TO                       AGENTS'                                PROCEEDS TO
                            PUBLIC (1)                 COMMISSIONS (2)                           COMPANY (2)(3)
                          -------------               -----------------                         ----------------
Per Note..............        100%                     0.125% - 0.750%                          99.875%-99.250%
Total (4).............  $150,000,000                $187,500 - $1,125,000                 $149,812,500-$148,875,000

----------------

(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.

(2) With respect to Notes with maturities of 30 years or less, the Company will pay the Agents a commission ranging from 0.125% to 0.750%, depending on rank and maturity, of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). With respect to Notes with maturities in excess of 30 years that are sold through the Agents, the rate of commission will be negotiated at the time of sale and will be specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical rank and maturity, and may be resold by such Agent to investors and other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent or at fixed prices. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933.

(3) Before deducting estimated expenses of $300,000 payable by the Company, including expenses of the Agents to be reimbursed by the Company.

(4) Or its equivalent in any other currency or composite currency.

                       ------------------------------

    Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents as principal at negotiated discounts. The Company reserves the right to sell Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel, or modify the offering contemplated hereby without notice. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution".

GOLDMAN, SACHS & CO.

    ALEX. BROWN & SONS
         INCORPORATED

             CHASE SECURITIES INC.

                   DONALDSON, LUFKIN & JENRETTE
                        SECURITIES CORPORATION

                              LEHMAN BROTHERS

                                     MERRILL LYNCH & CO.

                                          J.P. MORGAN & CO.

                                               NATIONSBANC CAPITAL MARKETS, INC.

                    --------------------------------------

         The date of this Prospectus Supplement is November 15, 1996.

     IN CONNECTION WITH THE DISTRIBUTION OF NOTES UNDERWRITTEN BY AN AGENT ACTING AS PRINCIPAL ON A FIXED-PRICE BASIS, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              DESCRIPTION OF NOTES

GENERAL

         The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as "Debt Securities") supplements and, to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The Notes will be issued as a series of Senior Debt Securities under the Senior Indenture, dated as of May 1, 1995 (the "Senior Indenture") between the Company and Texas Commerce Bank National Association as Trustee, or Subordinated Debt Securities under the Subordinated Indenture, dated as of May 1, 1995 (the "Subordinated Indenture") between the Company and Texas Commerce Bank National Association as Trustee. The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement of which the accompanying Prospectus constitutes a part. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus. Terms of the Notes may be varied in the related supplement to this Prospectus Supplement (a "Pricing Supplement"). References to interest payments and interest-related information do not apply to Zero Coupon Notes (as defined below).

         The Notes may be issued as Senior Notes or Subordinated Notes.

         The Notes constitute separate series for purposes of each of the Senior Indenture or the Subordinated Indenture, as the case may be, and the aggregate of Senior Notes and Subordinated Notes is limited in amount as set forth on the cover page of this Prospectus Supplement. As of September 30, 1996, the Company had issued an aggregate of $176,500,000 of its Series A Senior Notes. For a description of the rights attaching to different series of Debt Securities under the applicable Indenture, see "Description of Debt Securities" in the accompanying Prospectus.

         The Notes will be unsecured obligations of the Company. The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Notes will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "Description of Debt Securities -- Subordination" in the accompanying Prospectus. At September 30, 1996, the Company's Senior Debt aggregated approximately $326,410,000. The Company had no subordinated debt outstanding as of such date.

         The Company will at all times have appointed and maintain a Paying Agent (which may be the applicable Trustee) authorized to pay the principal of (and premium, if any) or interest on any Notes on the Company's behalf and having an office or agency (the "Paying Agent Office") in the Borough of Manhattan, the City of New York, where the Notes may be presented or surrendered for payment and notices, designations, or requests in respect of payments with respect to Notes may be served. The Company has initially appointed Texas Commerce Bank National Association as the Paying Agent.

         Unless previously redeemed or repaid, a Note will mature on the date ("Stated Maturity") 9 months or more from its date of issue that is specified on its face and in the applicable Pricing Supplement. The "maturity" of any Note refers herein to the date on which its principal becomes due and payable, whether at Stated Maturity, upon redemption, repayment or otherwise.

         Each Note will be denominated in a currency, composite currency or basket of currencies (each a "Specified Currency") as specified on its face and in the applicable Pricing Supplement, which may include U.S. dollars or any other currency, composite currency or basket of currencies set forth in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to the applicable Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency, provided that, at the election of the Note Holder and in certain circumstances at the Company's option, payments on Notes denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") may be made in U.S. dollars. See "Payment of Principal and Interest" below and "Certain Investment Considerations Relating to Foreign Currency Notes." The term "Holder" means, with respect to any Note as of any time, the person in whose name such Note is registered at such time in the security register for the Notes maintained by the Company and does not include the owner of a beneficial interest in a Book-Entry Note as described under "Book-Entry Notes" below.

         Each Note will be represented by either a permanent global Note (a "Global Security") registered in the name of, or a nominee of, the Depositary (each such Note represented by a permanent Global Security being referred to herein as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Except as set forth under "Book-Entry Notes" below, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any permanent Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such permanent Global Security for all purposes under the applicable Indenture and the Notes. For a further description of the respective forms, denominations, and transfer and exchange procedures for any such permanent Global Security and the Book-Entry Notes, refer to "Book-Entry Notes" below and to the applicable Pricing Supplement.

         Unless otherwise specified in the applicable Pricing Supplement, Notes will be sold in individual issues of Notes having such date of issue, interest rate or interest rate formula, if any, Stated Maturity, and other variable terms as shall be selected by the initial purchasers and agreed to by the Company. Notes denominated in U.S. dollars will be initially issued in denominations of $1,000 and integral multiples thereof, and Notes denominated in other than U.S. dollars will be initially issued in denominations of the amount of the Specified Currency for such Note equivalent, at the noon buying rate for cable transfers in the City of New York for such Specified Currency (the "Exchange Rate") on the first Market Day (as defined below) next preceding the date on which the Company accepts the offer to purchase such Note, to $1,000 and integral multiples thereof (or the equivalent thereof in the Specified Currency for each Note). Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

         Unless otherwise indicated in the applicable Pricing Supplement, each Note, except any Notes which pay face value only and are issued at a discount (a "Zero Coupon Note"), will bear interest at a fixed rate or a rate determined by reference to one or more of the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the CMT Rate, the Eleventh District Cost of Funds Rate or the Federal Funds Rate, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. See "Interest Rate." Zero Coupon Notes will be issued at a discount from the principal amount payable at maturity thereof, but holders of Zero Coupon Notes will not receive periodic payments of interest thereon.

         The Notes may be issued as Original Issue Discount Notes ("OID Notes"). An OID Note is a Note, including any Zero Coupon Note, that is issued at a price lower than the principal amount thereof and that may provide that upon redemption or acceleration of the maturity thereof an amount less than the principal amount thereof shall become due and payable. In the event of redemption or acceleration of the maturity of an OID Note, the amount payable to the Holder of such OID Note upon such redemption or acceleration will be determined in accordance with the terms of the OID Note, but generally will be an amount less than the amount payable at the Stated Maturity of such OID Note. In addition, a Note issued at a discount may, for U.S. federal income tax purposes, be considered an Original Issue Discount Security (as defined in the accompanying Prospectus), regardless of the amount payable upon redemption or acceleration of maturity of such Note. See "United States Taxation."

         The Notes will not be subject to any sinking fund and, unless the Company specifies an initial date on which a Note may be redeemed by the Company (a "Redemption Commencement Date") in the applicable Pricing Supplement, the Notes will not be redeemable before their maturity. If the Company does specify a Redemption Commencement Date for any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the Company's option at any time on or after such specified Redemption Commencement Date at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the redemption date. If specified in the applicable Pricing Supplement, Holders may elect to have their Notes redeemed at one or more optional repayment dates. See "Repayment at the Option of the Holder" below.

         Certificated Notes may be presented for registration of transfer or exchange at the applicable Paying Agent Office in the City of New York. With respect to transfers of Book-Entry Notes and exchanges of permanent Global Securities representing Book-Entry Notes, see "Book-Entry Notes" below.

         The applicable Indenture provisions relating to defeasance and covenant defeasance which are described in the accompanying Prospectus under "Description of Debt Securities -- Discharge, Defeasance and Covenant Defeasance" will apply to the Notes.

INTEREST RATE

         Each Note, other than a Zero Coupon Note, will bear interest from and including its date of issue or from and including the most recent Interest Payment Date (as defined below) to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest."

         Each Note, other than a Zero Coupon Note, will bear interest at either:

                 (a) a fixed rate (a "Fixed Rate Note"); or

                 (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined below).

         A Floating Rate Note may also have either or both:

                 (a) a maximum, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Rate"); and

                 (b) a minimum, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Rate").

         The "Spread" is the number of basis points specified in the applicable Pricing Supplement as applying to the Interest Rate Basis (as defined below) for such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as applying to the Interest Rate Basis for such Note.

         "Index Maturity" means, for a Floating Rate Note, the period to maturity of the interest or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, The Chase Manhattan Bank will be the calculation agent (the "Calculation Agent") for Floating Rate Notes.

         "Business Day," as used herein for any particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such location are authorized or obligated by law, regulation or executive order to close.

         "Market Day" means:

                 (a) for any Note, other than a LIBOR Note or a Note the repayment in respect of which is to be made in a Specified Currency other than U.S. dollars, any Business Day in The City of New York;

                 (b) for a LIBOR Note, any day on which dealings in deposits in the Index Currency (as defined below) are transacted in the London interbank market (a "London Banking Day") which is also a Business Day in The City of New York;

                 (c) for a Note the payment in respect of which is to be made in a Specified Currency other than U.S. dollars, any Business Day in the Principal Financial Center (as defined below) of the country issuing such Specified Currency which is also a Business Day in The City of New York; and

                 (d) for a Note the payment in respect of which is to be made in European Currency Units ("ECUs"), any Business Day in The City of New York which is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECUs cannot be settled in the international interbank market.

         The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be one or more of the following:

                 (a)      the Commercial Paper Rate for "Commercial Paper Rate
         Notes";

                 (b)      the Prime Rate for "Prime Rate Notes";

                 (c)      LIBOR for "LIBOR Notes";

                 (d)      the Treasury Rate for "Treasury Rate Notes";

                 (e)      the CD Rate for "CD Rate Notes";

                 (f)      the Federal Funds Rate for "Federal Funds Rate
         Notes";

                 (g)      the CMT Rate for "CMT Rate Notes";

                 (h) the Eleventh District Cost of Funds Rate for "Eleventh District Cost of Funds Rate Notes"; or

                 (i) such other interest rate basis or formula as such Pricing Supplement sets forth.

        The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Interest Determination Date, and the Interest Reset Dates for such Note.

         The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually, or otherwise (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Dates will be:

                 (a) for Floating Rate Notes which reset daily, each Market Day;

                 (b) for Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

                 (c) for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as provided below;

                 (d) for Floating Rate Notes (other than Eleventh District Cost of Funds Rate Notes) that reset monthly, the third Wednesday of each month;

                 (e) for Eleventh District Cost of Funds Rate Notes that reset monthly, the first calendar day of the month;

                 (f) for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December;

                 (g) for Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement;

                 (h) for Floating Rate Notes that reset annually, the third Wednesday of the month of each year as specified in the applicable Pricing Supplement; and

                 (i) for Floating Rate Notes that reset at intervals other than those described above, the days specified in the applicable Pricing Supplement;

provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date for a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day for such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day for such Floating Rate Note (except that for a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day).

         The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date" ), for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") and for a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the FHLB Index (as hereinafter defined). The Interest Determination Date pertaining to an

Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

         All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upward).

         In addition to any Maximum Rate that may apply to a Floating Rate Note under the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

         Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date for such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day and (ii) the Market Day immediately preceding the applicable Interest Payment Date or the date of maturity, as the case may be.

COMMERCIAL PAPER RATE NOTES

         Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, for any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate for such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published either in H.15(519) or by the Federal Reserve Bank of New York, the Commercial Paper Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination

Date, of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents) selected by the Calculation Agent for U.S. dollar commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if fewer than three dealers selected by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                  360 X D
                                               -------------
                   Money Market Yield = 100 X  360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the number of days in the period for which accrued interest is being calculated.

PRIME RATE NOTES

         Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates, specified on their faces and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, for any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

LIBOR NOTES

         LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any), specified in such LIBOR Notes and in any applicable Pricing Supplement.

         Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

                 (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m. London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                 (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as described in clause (i) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

         "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         "Principal Financial Center" will be the capital city of the country issuing the Specified Currency in respect of which payment on the Notes is to be made or, solely with respect to the calculation of LIBOR, of the specified Index Currency, except that with respect to U.S. dollars, Australian dollars, German Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

TREASURY RATE NOTES

         Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, for any Interest Reset Date, the rate for the auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average" or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If the results of such auction of Treasury Bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

CMT RATE NOTES

         CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if
any), and will be payable on the dates, specified on the face of the CMT Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Reset Date, the treasury constant maturity rate for direct obligations of the United States ("Treasury Notes") on the relevant CMT Rate Interest Determination Date for the relevant Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Constant Maturities." In the event that such rate is not published by 3:00 p.m., New York City time, on the relevant Calculation Date, the CMT Rate will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New

York City time, on such CMT Rate Interest Determination Date of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury Notes with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CMT Rate with respect to such Interest Reset Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date.

         "Bond Equivalent Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                                     D X N
                                                 -------------
                  Bond Equivalent Yield = 100 X  360 - (D X M)

where "D" refers to the per annum rate for Treasury Notes, quoted on a bank discount basis and expressed as a decimal; "N" refers to 365 or 366, as the case may be; and "M" refers to, if the Index Maturity approximately corresponds to the length of the period for which such rate is being determined, the actual number of days in such period and, otherwise, the actual number of days in the period from, and including, the Interest Reset Date to, but excluding, the day that numerically corresponds to that Interest Reset Date (or, if there is not any such numerically corresponding day, the last day) in the calendar month that is the number of months corresponding to the specified Index Maturity after the month in which that Interest Reset Date occurs.

CD RATE NOTES

         CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, for any Interest Reset Date, the rate for the relevant CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate for such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the specified Index Maturity as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the CD Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate for such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

FEDERAL FUNDS RATE NOTES

         Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, for any Interest Reset Date, the rate on the relevant Federal Funds Rate Interest Determination Date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published before 3:00 p.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate for such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published by the Federal Reserve Bank of New York on the Internet, under the heading "Selected Daily Rates." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published either in H.15(519) or by the Federal Reserve Bank of New York, the Federal Funds Rate for such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate for such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

         Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any), and will be payable on the dates, specified on the face of the Eleventh District Cost of Funds Rate Note and in the applicable Pricing Supplement.

         Unless otherwise indicated in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, for any Interest Reset Date, the rate on the relevant Eleventh District Cost of Funds Rate Interest Determination Date, which is equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the FHLB Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

INVERSE FLOATING RATE NOTES

         Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event the interest rate on such Floating Rate Note will be equal to (i) in the case of each period commencing on the date of issue to but excluding the first Interest Reset Date, the Initial Interest Rate specified in the applicable Pricing Supplement and
(ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the applicable Pricing Supplement, minus the interest rate determined by the reference to the Interest Rate Basis specified in the applicable Pricing Supplement; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.

FLOATING RATE/FIXED RATE NOTES

         The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note thereunder for each such respective period, all as specified in such applicable Pricing Supplement.

INDEXED NOTES

         Certain Notes ("Indexed Notes") may be issued with the principal amount payable at maturity, and/or the amount of interest payable on an Interest Payment Date, to be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each, an "Index") as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount (but not less than zero) of such Notes depending upon the value at maturity of the applicable Index. With respect to any Indexed Note, information as to the methods for determining the principal amount payable at maturity and/or the amount of interest payable on an Interest Payment Date, as the case may be, as to any one or more currencies (including baskets of currencies), commodities (including baskets of commodities), securities (including baskets of securities) or other indices to which principal or interest is indexed, as to any additional foreign exchange or other risks or as to any additional tax considerations may be set forth in the applicable Pricing Supplement. See "Certain Investment Considerations Relating to Indexed Notes."

PAYMENT OF PRINCIPAL AND INTEREST

         Payments of principal of (and premium, if any) and interest on all Book-Entry Notes will be made in accordance with the procedures of the Depositary and its Participants in effect from time to time as described under "Book-Entry Notes" below. Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Certificated Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in a Specified Currency other than U.S. dollars will nevertheless be made in U.S. dollars:

                 (a) with respect to any Certificated Notes, at the option of the Holders of such Notes under the procedures described in the two following paragraphs; and

                 (b) with respect to any Notes, at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the last paragraph under this heading.

         Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of principal of (and premium, if any) and interest on any Certificated Note denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in The City of New York on or before such Regular Record Date, or the date 15 days before maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any such request made for any Certificated Note by a registered Holder will remain in effect for any further payments of principal of (and premium, if any) and interest on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before maturity, as the case may be. Holders of Certificated Notes denominated in a Specified Currency other than U.S. dollars that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

         Unless otherwise specified in the applicable Pricing Supplement, the U.S. dollar amount to be received by a Holder of a Note (including a Book-Entry
Note) denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time, on the second Market Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Market Day preceding the date of payment of principal (and premium, if any) or interest for any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. The Exchange Rate Agent (the "Exchange Rate Agent") with respect to any Notes denominated in a Specified Currency other than U.S. dollars will be specified in the applicable Pricing Supplement.

         Interest will be payable to the person in whose name a Note is registered (which for a permanent Global Security representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable (which for permanent Global Securities representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second such Interest Payment Date next succeeding its date of issue to the Holder of such Note on the Regular Record Date relating to such second Interest Payment Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" for any Floating Rate Note shall be the date 15 calendar days before each Interest Payment Date, whether or not such date shall be a Market Day, and the "Regular Record Date" for any Fixed Rate Note shall be the March 1 and September 1 next preceding the March 15 and September 15 Interest Payment Dates.

         Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable:

                 (a) for Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement);

                 (b) for Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

                 (c) for Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement;

                 (d) for Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and

                 (e) for Floating Rate Notes that reset at intervals other than those described above, on the days specified in the applicable Pricing Supplement,

(each an "Interest Payment Date") and in each case, at maturity. Payments of interest on any Fixed Rate Note or Floating Rate Note for any Interest Payment Date will include interest accrued to but excluding the applicable Interest Payment Date or date of maturity as the case may be.

         For a Floating Rate Note, accrued interest from (and including) the date of issue or from (and including) the last date to which interest has been paid is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from (and including) the date of issue, or from (and including) the last date to which interest has been paid to (but excluding) the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360 for Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes, Eleventh District Cost of Funds Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year for Treasury Rate Notes or CMT Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         Except as provided in the next sentence, a payment on any Note due on any day that is not a Market Day need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period from and after such date. If an Interest Payment Date (other than at maturity) for any Floating Rate Note would otherwise fall on a day that is not a Market Day for such Note, such Interest Payment Date will be postponed to the next succeeding Market Day (or, for a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day).

         Payment of the principal of (and premium, if any) and any interest due on any Certificated Note at maturity to be made in U.S. dollars will be made in immediately available funds upon surrender of such Note at the Paying Agent Office in The City of New York, provided that such Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest on any Certificated Note to be made in U.S. dollars other than at maturity will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or, if such Holder owns Notes aggregating at least $10 million in principal amount, by wire transfer to such account as may have been appropriately designated by such Person.

         Unless otherwise specified in the applicable Pricing Supplement, payments of interest and principal (and premium, if any) with respect to any Certificated Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account with a bank located in the country issuing the Specified Currency (or, with respect to Certificated Notes denominated in ECUs, to an ECU account) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least five Business Days prior to the Interest Payment Date or Stated Maturity, as the case may be, by the registered Holder of such Note on the relevant Regular Record Date or maturity, provided that, in the case of payment of principal (and premium, if any) and any interest due at maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agent Office in The City of New York, and, unless revoked, any such designation made with respect to any Certificated Note by a registered Holder will remain in effect with respect to any further payments with respect to such Note payable to such Holder. If a payment with respect to any such Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Certificated Notes in respect of which payments are made.

         If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and such Specified Currency (other than ECUs) is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at maturity) in U.S. dollars on the basis of the most recently available Exchange Rate. If the principal of (and premium, if any) and interest on any Note is payable in ECUs, and the ECU is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or the ECU is used neither as the unit of account of the European Communities nor as the currency of the European Union, the Company will be entitled to satisfy its obligations to the Holder of such Note by making such payment (including any such payment at maturity) as described under "Certain Investment Considerations Relating to Foreign Currency Notes - Notes Denominated in ECUs." Any payment made under such circumstances in such a manner will not constitute an Event of Default under any Note or the applicable Indenture.

REDEMPTION AT THE OPTION OF THE COMPANY

         Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to Stated Maturity only if a Redemption Commencement Date is specified in the applicable Pricing Supplement. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Redemption Commencement Date in whole or from time to time in part in increments of $1,000 (or the minimum denomination specified in such Pricing Supplement), provided that any remaining principal amount of such Note will be an authorized denomination of such Note, at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the applicable Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (i) 100% of the unpaid principal amount thereof or the portion thereof to be redeemed (or, if such Note is an OID Note, the Amortized Face Amount (as defined below) determined as of the date of redemption as provided below), (ii) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable, also as specified in the Pricing Supplement) multiplied by the unpaid principal amount or the portion to be redeemed (or, if such Note is an OID Note, the Issue Price (as determined under Treasury Regulation Section 1.1273-2(a)(1)) specified in such Pricing Supplement (the "Issue Price"), net of any portion of such Issue Price which has been paid prior to the date of redemption, or the portion of such Issue Price (or such net amount) proportionate to the portion of the unpaid principal amount to be redeemed) plus (iii) accrued interest to the date of redemption (or, if such Note is an OID Note, any accrued interest to the date of redemption the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code (as defined below)). The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until it equals zero. "Amortized Face Amount," with respect to an OID Note, means an amount equal to the sum of (i) the Issue Price plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of such Note which has been paid from the date of issue to the date of determination.

REPAYMENT AT THE OPTION OF THE HOLDER

         If so specified in the applicable Pricing Supplement, the Notes will be repayable by the Company in whole or from time to time in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is specified with respect to a Note, such Note will not be repayable at the option of the Holder thereof prior to Stated Maturity. Any repayment in part will be in increments of $1,000 (or the minimum denomination specified in the applicable Pricing Supplement) provided that any remaining principal amount of such Note will be an authorized denomination of such Note. Unless otherwise specified in the applicable Pricing Supplement, the repayment price for any Note to be repaid means an amount equal to the sum of (i) 100% of the unpaid principal amount thereof or the portion thereof (or, if such Note is an OID Note, the Amortized Face Amount determined as of the date of repayment) plus (ii) accrued interest to the date of repayment (or, if such Note is an OID Note, any accrued interest to the date of repayment the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273- 1(c) under the Code). Information with respect to the repayment price for Indexed Notes shall be set forth in the applicable Pricing Supplement. For any Note to be repaid, such Note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the applicable Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder will be irrevocable.

         While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the Depositary, acting on behalf of each applicable Participant, who is in turn acting on behalf of the beneficial owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form to the applicable Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 days prior to the date of repayment. Such written notice must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that such notice is received by the applicable Trustee on a particular day, the beneficial owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All instructions given to Participants from beneficial owners relating to the option to elect repayment shall be irrevocable. In addition, at the time such instructions are given, such beneficial owners shall cause the applicable Participant to transfer such beneficial owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the applicable Trustee. See "Book-Entry Notes."

         If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

         The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

BOOK-ENTRY NOTES

         The following provisions assume that the Company has established a depository arrangement with The Depository Trust Company with respect to the Book-Entry Notes. Any additional or differing terms of the depository arrangements with respect to the Book-Entry Notes will be described in the applicable Pricing Supplement.

         Upon issuance, all Book-Entry Notes up to $150,000,000 aggregate principal amount bearing interest (if any) at the same rate or pursuant to the same formula and having the same date of issue, currency of denomination and payment, redemption provisions (if any), repayment provisions (if any), Stated Maturity and other variable terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

         So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Book-Entry Notes represented thereby for all purposes under the applicable Indenture. Except as otherwise provided in this section, the beneficial owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the Holders thereof for any purpose under the applicable Indenture, and no Global Security representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest in order to exercise any rights of a Holder under the applicable Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

         Unless otherwise specified in the applicable Pricing Supplement, each Global Security representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act, (iii) the Company in its sole discretion determines that the Global Securities shall be exchangeable for Certificated Notes, or (iv) there shall have occurred and be continuing an Event of Default under the applicable Indenture with respect to the Notes. Upon any such exchange, Certificated Notes shall be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes as provided by the Depositary's relevant Participants (as identified by the Depositary).

         With respect to any Book-Entry Note denominated in a Specified Currency other than U.S. dollars, the Depositary currently has elected to have payments of principal (and premium, if any) and Interest on such Note made in U.S. dollars unless notified by any of its Participants through which an interest in such Note is held that it elects to receive such payment of principal (or premium, if any) or interest in such Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Notes denominated in a Specified Currency other than U.S. dollars electing to receive payments of principal or any premium or interest in a currency other than U.S. dollars must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of Interest, and on or prior to the sixteenth day prior to maturity, in the case of principal or premium, of such Beneficial Owner's election to receive all or a portion of such payment in such Specified Currency. Such Participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or after such sixteenth day. The Depositary will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date or after such sixteenth day. If complete instructions are received by the Participant and forwarded by the Participant to the Depositary and by the Depositary to the Paying Agent, on or prior to such dates, the Beneficial Owner will receive payments in the Specified Currency.

         The following is based on information furnished by the Depositary:

         The Depositary will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). One fully registered Global Security will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $200,000,000, one Global Security will be issued with respect to each $200,000,000 of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its direct participants ("Direct Participants") and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

         Purchases of Book-Entry Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depositary's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing Book-Entry Notes will not receive Notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such Book- Entry Notes is discontinued.

         To facilitate subsequent transfers, all Global Securities, representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Book-Entry Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any regulatory requirements as may be in effect from time to time.

         If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Securities representing the Book-Entry Notes. Under its usual procedures, the Depositary mails an omnibus proxy (the "Omnibus Proxy") to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

         Principal, premium, if any, and interest payments on the Global Securities representing the Book-Entry Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participant's accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the applicable Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to the Depositary is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by the Company, through its Participant, to the applicable Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Security or Securities representing such Book- Entry Notes, on the Depositary's records, to the applicable Trustee. The requirements for physical delivery of Book- Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants on the Depositary's records.

         The Depositary may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Notes in certificated form are required to be printed and delivered.

         The Company may decide to discontinue use of a system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Notes in certificated form will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

          CERTAIN INVESTMENT CONSIDERATIONS RELATING TO INDEXED NOTES

         In addition to potential foreign currency risks as described below under "Certain Investment Considerations Relating to Foreign Currency Notes," an investment in Indexed Notes presents certain significant risks not associated with other types of securities. Certain risks associated with a particular Indexed Note may be set forth more fully in the applicable Pricing Supplement. Indexed Notes may present a high level of risk, and investors in certain Indexed Notes may lose their entire investment.

         The treatment of Indexed Notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. Accordingly, investors in Indexed Notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an Indexed Note.

LOSS OF PRINCIPAL OR INTEREST

         The principal amount of an Indexed Note payable at maturity and/or the amount of interest payable on an Interest Payment Date will be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any other index (each an "Index"). The direction and magnitude of the change in the value of the relevant Index will determine either or both the principal amount of an Indexed Note payable at maturity or the amount of interest payable on an Interest Payment Date. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an Indexed Note may lose all or a portion of the principal invested in an Indexed Note and may receive no interest thereon.

VOLATILITY

         Certain Indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an Indexed Note based on a volatile Index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an Indexed Note is generally calculated based on the value of the relevant Index on a specified date or over a limited period of time, volatility in the Index increases the risk that the return on the Indexed Notes may be adversely affected by a fluctuation in the level of the relevant Index.

         The volatility of an Index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an Indexed Note.

AVAILABILITY AND COMPOSITION OF INDICES

         Certain Indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an Index typically reserves the right to alter the composition of the Index and the manner in which the value of the Index is calculated. Such an alteration may result in a decrease in the value of or return on an Indexed Note which is linked to such Index.

         An Index may become unavailable due to such factors as war, natural disasters, cessation of publication of the Index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such Index. If an Index becomes unavailable, the determination of principal of or interest on an Indexed Note may be delayed or an alternative method may be used to determine the value of the unavailable Index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant Index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant Index to be used. An alternative method of valuation may result in a decrease in the value of or return on an Indexed Note.

         Certain Indexed Notes are linked to Indices that are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a
Note is subject. In addition, there may be less trading in such Indices or instruments underlying such Indices, which could increase the volatility of such Indices and decrease the value of or return on Indexed Notes relating thereto.

                 CERTAIN INVESTMENT CONSIDERATIONS RELATING TO
                             FOREIGN CURRENCY NOTES

GENERAL

         Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which the particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are U.S. residents and, with respect to Foreign Currency Notes, is by necessity incomplete. The Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium, if any, and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

         THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED OR PAYABLE IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE

FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE RATES AND EXCHANGE CONTROLS

         An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a debt security denominated and payable in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable Specified Currency and the possibility of the imposition or modification of exchange controls by either the United States or foreign governments. Such risks generally depend on events over which the Company has no control, such as economic, financial and political events and the supply and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal and premium, if any, payable at maturity of such Note, and, generally, in the U.S. dollar-equivalent market value of such Note.

         Governments or monetary authorities have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to the date on which any payment of principal of and premium, if any, or interest on a Foreign Currency Note is due, which could affect exchange rates as well as the availability of the Specified Currency on such date. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available on the applicable payment date due to other circumstances beyond the control of the Company. In that event, the Company will make the required payment in respect of such Foreign Currency Note in U.S. dollars on the basis of the most recently available Exchange Rate. See "Description of Notes -- Payment of Principal and Interest."

         Unless otherwise indicated in the applicable Pricing Supplement, payments on Notes made in a Specified Currency other than U.S. dollars may be made, at the Company's option, from an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, from an ECU account). See "Description of Notes -- Payment of Principal and Interest."

GOVERNING LAW; JUDGMENTS

         The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Notes were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Foreign Currency Note would be required to render such judgment in the Specified Currency in which such Foreign Currency Note is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, Holders of Foreign Currency Notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time such amount is converted from U.S. dollars into the applicable Specified Currency.

NOTES DENOMINATED IN ECUS

         Value of the ECU

         Except as otherwise provided below, the value of the ECU for the purpose of any Notes denominated in ECUs, as referred to in Articles 109G and 109L.4 of the Treaty establishing the European Community, as amended (the "EC Treaty"), is equal to the value of the ECU that is at present used as the unit of account of the European Communities and which is from time to time valued on the basis of specified amounts of the currencies of the member states of the European Community as shown below.

         Pursuant to Council Regulation (EEC) No. 1971/89 of 19th June, 1989, the ECU is at present defined as the sum of the following components:

       0 .6242        German mark            0.130            Luxembourg franc
       0 .08784       Pound sterling         0.1976           Danish krone
       1 .332         French francs          0.008552         Irish pound
       1 .8           Italian lire           1.440            Greek drachmas
       0 .2198        Dutch guilder          6.885            Spanish pesetas
       3 .301         Belgian francs         1.393            Portuguese escudos

         Article 109G of the EC Treaty, as amended by the Treaty on European Union, is applicable from November 1, 1993. This Article provides: "The currency composition of the ECU basket shall not be changed. From the start of the third stage, the value of the ECU shall be irrevocably fixed in accordance with Article 109L.4." Changes as to the nature or composition of the ECU may be made by the European Community in conformity with the provisions of the EC Treaty. References herein to the ECU shall be deemed to be references to the ECU as so changed.

         Choice of Component Currencies for Future Payments

         With respect to any payment date in respect of Notes denominated in ECUs on which the ECU is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or the ECU is used neither as the unit of account of the European Communities nor as the currency of the European Union, the Exchange Rate Agent shall, without liability on its part, choose a component currency of the ECU (the "chosen currency") in which all payments due on that payment date with respect to such Notes shall be made. The amount of each payment in the chosen currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set forth herein as of the fourth Business Day prior to the date on which such payment is due.

         Choice of Component Currency for Payments Already Due

         On the first Market Day on which the ECU is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company or the ECU is used neither as the unit of account of the European Communities nor as the currency of the European Union, the Exchange Rate Agent shall, without liability on its part, choose a component currency of the ECU (the "chosen currency") in which all payments of principal, interest or other amounts in respect of Notes denominated in ECUs having a payment date prior thereto but not yet presented for payment are to be made. The amount of each payment in the chosen currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as set forth herein as of such first Market Day.

         Determination of Equivalent in Component Currency

         The equivalent of the ECU in the relevant chosen currency as of any date (the "Day of Valuation") shall be determined on the following basis by the Exchange Rate Agent. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU when the ECU was most recently used as the unit of account of the European Communities. The equivalent of the ECU in the chosen currency shall be calculated by first aggregating the U.S. dollar equivalents of the Components and then, using the rate used for determining the U.S. dollar equivalent of the Component in the chosen currency as set forth below, calculating the equivalent in the chosen currency of such aggregate amount in U.S. dollars.

         U.S. Dollar Equivalent of Component Currencies

         The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent, on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. (Luxembourg time) on the Day of Valuation of one or more leading banks, as selected by the Exchange Rate Agent (following consultation, if practicable, with the Company), in the country of issue of the Component in question.

         No Direct Quotation for Component Currency

         If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Exchange Rate Agent for this purpose because foreign exchange markets are closed in the country of issue of that currency or for any other reason, the most recent direct quotations for that currency obtained by the Exchange Rate Agent shall be used in computing the equivalents of the ECU on such Day of Valuation; provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Market Days before such Day of Valuation. Beyond such period of two Market Days, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m. (Luxembourg time) on such Day of Valuation of one or more leading banks, as selected by the Exchange Rate Agent (following consultation, if practicable, with the Company), in a country other than the country of issue of such Component. Within such period of two Market Days, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Exchange Rate Agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Component by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

EXCHANGE RATE AGENT

         All determinations made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or in the applicable Pricing Supplement that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes and the Company, and the Exchange Rate Agent shall have no liability therefor.

                             UNITED STATES TAXATION

         The following general discussion summarizes certain U.S. federal income tax aspects of the acquisition, ownership and disposition of the Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Notes by a prospective investor in light of the investor's own circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of Notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Notes as part of a "straddle" or as a "hedge" against currency risk or that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, the discussion is generally limited to the United States federal income tax consequences to initial Holders. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. This discussion also does not address the special rules that apply if the Holder receives principal in installment payments or if the Note is called before the Stated Maturity.

         This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

         PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION TO THEIR PARTICULAR SITUATIONS. ADDITIONAL U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO PARTICULAR NOTES MAY BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT.

         Special considerations which relate to the U.S. federal income taxation of payments on Foreign Currency Notes are discussed separately below under the heading "U.S. Holders -- Foreign Currency Notes." Special considerations relevant to the U.S. federal income taxation of payments on Notes, the interest and/or principal of which is indexed to property other than foreign currency and which is not a "variable rate debt instrument" (discussed below under the heading "U.S. Holders -- Stated Interest; Original Issue Discount") will be discussed in the applicable Pricing Supplement. Special considerations relevant to the U.S. federal income taxation of Notes issued in bearer form will be discussed in the applicable Pricing Supplement. The discussion below assumes that the Notes will be treated as debt for U.S. federal income tax purposes. However, it is possible that some contingent payment arrangements would not be treated as debt for U.S. federal income tax purposes. Holders should consult their own tax advisors with respect to whether any contingent payment obligations are debt.

U.S. HOLDERS

         The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note that is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, or (iii) an estate or trust, the income of which is subject to U.S. federal income tax regardless of the source (a "U.S. Holder"). Certain aspects of U.S. federal income tax relevant to a holder other than a U.S. Holder are discussed separately below.

         Stated Interest; Original Issue Discount

         Except as set forth below, interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for tax purposes. U.S. Holders of Notes that bear original issue discount ("OID") generally will be subject to the special tax accounting rules for original issue discount obligations. U.S. Holders of Notes that bear OID and that mature more than one year from the date of issuance will generally be required to include OID in income as it accrues in advance of the receipt of cash attributable to such income, whether such Holder uses the cash or accrual method of accounting.

         The Internal Revenue Service (the "IRS") issued final regulations (the "OID Regulations") concerning the U.S. federal income tax treatment of debt instruments issued with OID on February 2, 1994, and amended them on June 11, 1996. In general, the OID regulations apply to debt instruments issued on or after April 4, 1994. Special rules for computing OID on a "variable rate debt instrument" are considered below under the heading "Variable Rate Notes."

         In connection with the issuance of the OID Regulations, the IRS issued as a temporary and proposed regulation an anti-abuse rule which provides that if a principal purpose in structuring a debt instrument or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, then the commissioner of the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. Whether a result is unreasonable is determined based on all of the facts and circumstances. Although the Company does not believe that the Notes were structured with such a principal purpose, there can be no assurance that the IRS will agree with such position.

         The amount of OID, if any, on a Note is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutory de minimis exception. For this purpose, de minimis OID is OID that is less than one- quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years to its maturity from the issue date.

         Generally, the issue price of an issue of Notes will be the first price at which a substantial amount of such Notes has been sold. (For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesales are ignored.) A U.S. Holder may elect in certain circumstances to decrease the issue price by an amount equal to the portion of the initial purchase price of the Note equal to pre- issuance accrued interest.

         A Note's stated redemption price at maturity includes all payments required to be made over the term of the Note other than the payment of "qualified stated interest," which is defined as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. If a debt instrument provides for alternate payment schedules upon the occurrence of one or more contingencies, the determination of whether a debt instrument provides for qualified stated interest is made by analyzing each alternative payment schedule (including the stated payment schedule) as if it were the debt instrument's sole payment schedule. The debt instrument will be considered to provide for qualified stated interest to the extent of the lowest fixed rate at which qualified interest would be payable under any payment schedule.

         Interest is generally considered unconditionally payable only if late payment (other than late payment within a reasonable grace period) or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.

         For purposes of determining whether the OID on a Note is de minimis, in the case of a Note that otherwise has less than the de minimis amount of OID and on which all stated interest would be qualified stated interest except that for one or more accrual periods the interest rate is below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), the Note's stated redemption price at maturity is treated as equal to the Note's issue price plus the greater of the amount of foregone interest or the "true" discount (i.e., the excess of the Note's stated principal amount over its issue price).

         A U.S. Holder (whether on the cash or accrual method of accounting) must include in income for the taxable year the sum of the daily portions of OID for each day of the taxable year on which the U.S. Holder held the Note with a Stated Maturity of more than one year. The daily portions of OID are determined by determining the OID attributable to each accrual period and allocating a ratable portion of such amount to each day in the accrual period. The accrual period may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal and interest occurs on the final day of an accrual period or on the first day of an accrual period. In general, OID allocable to an accrual period equals the product of (i) the adjusted issue price at the beginning of the accrual period (i.e., the original issue price plus previously accrued OID minus previous payments other than payments of qualified stated interest) multiplied by the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period) minus (ii) the amount of qualified stated interest allocable to the accrual period.

         The OID Regulations provide special rules for determining the amount of OID allocable to a period when there is unpaid qualified stated interest, for short initial accrual periods and final accrual periods, and for determining the yield to maturity for debt instruments subject to certain contingencies as to the timing of payments, debt instruments that provide for options to accelerate or defer any payments, and debt instruments with indefinite maturities. Under the OID Regulations, options to convert debt into stock of the issuer or into stock or debt of certain related parties or into cash or other property in an amount equal to the approximate value of such stock or debt are disregarded in determining OID. Under the Code and the OID Regulations, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

         Variable Rate Notes

         The OID Regulations contain special rules for determining the accrual of OID and the amount of qualified stated interest on a "variable rate debt instrument." For purposes of these regulations, a variable rate debt instrument is a debt instrument that: (1) has an issue price that does not exceed total noncontingent principal payments by more than a specified amount; (2) provides for stated interest (compounded or paid at least annually) at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate;" (3) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument is set at a current value of that rate; and (4) generally, does not provide for any principal payments that are contingent.

         For purposes of determining if a Note is a variable rate debt instrument, a variable rate is a "qualified floating rate" if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either (a) a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35 or (b) a multiple of the type described in (a) increased or decreased by a fixed rate. If a debt instrument provides for two or more qualified floating rates that can reasonably be expected to have approximately the same value throughout the term of the instrument, the qualified floating rates will be considered a single qualified floating rate. Two or more such rates will be considered to have approximately the same value throughout the term of the instrument, if the values of the rates on the date of issuance are within 25 basis points of each other.

         An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. In addition, the IRS may designate other variable rates that will be treated as objective rates. Restrictions on a minimum interest rate ("floor") or maximum interest rate ("cap"), or the amount of increase or decrease in the stated interest rate ("governor"), generally will not result in a variable rate failing to be treated as a qualified floating rate if the restriction is fixed throughout the term of the instrument. A cap or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly less than the expected yield determined without the cap will not generally cause a variable rate to fail to be a qualified floating rate. A floor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more than the expected yield without the floor will not generally cause a variable rate to fail to be a qualified floating rate. A governor or similar restriction that is not reasonably expected as of the issue date of the debt instrument to cause the yield on the debt instrument to be significantly more or significantly less than the expected yield without the governor will not generally cause a variable rate to fail to be a qualified floating rate. However, a rate is not an objective rate if it is reasonably expected that the average value of such rate over the first half of the instrument's term will be either significantly less or more than the average value of the rate during the final half of the instrument's term e.g., if there is a significant front-loading or back-loading of interest.

         An objective rate is a "qualified inverse floating rate" if it is equal to a fixed rate minus a qualified floating rate and if variations in the rate can reasonably be expected inversely to reflect contemporaneous variations in the qualified floating rate.

         In general, any other debt instrument that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the debt instrument. The OID Regulations generally require that such a debt instrument be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the debt instrument with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the debt instrument's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the debt instrument is converted into a fixed rate that reflects the yield that is reasonably expected for the debt instrument. In the case of a debt instrument that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the debt instrument is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate, if the debt instrument provides for a qualified inverse floating rate) rather than the fixed rate. Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the debt instrument as of the debt instrument's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the debt instrument is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the debt instrument is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the debt instrument will account for such OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the debt instrument during the accrual period.

         Election to Treat all Interest as OID

         Under the OID Regulations, a U.S. Holder may elect for a Note acquired after April 4, 1994, to account for all income on a Note (other than foreign currency gain or loss), including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, or acquisition premium in the same manner as OID. If this election is made, the U.S. Holder may be subject to the conformity requirements of Section 171(c) or 1278(b), respectively, which may require the amortization of bond premium and the accrual of market discount on other debt instruments held by the same U.S. Holder.

         Short-Term Notes

         In general, an individual or other cash method U.S. Holder of a Note that has a Stated Maturity of not more than one year from the date of issuance (a "short-term Note") is not required to accrue OID unless he or she elects to do so. Such an election applies to all short-term Notes acquired by the U.S. Holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder unless the IRS consents to a revocation. U.S. Holders who report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders and electing cash method U.S. Holders are required to include OID on such short-term Notes on a straight-line basis, unless an irrevocable election with respect to any short-term Note is made to accrue the OID according to a constant interest rate based on daily compounding. In the case of a U.S. Holder who is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non- electing U.S. Holders who are not subject to the current inclusion requirement described above will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term Notes.

         Market Discount

         If a Note is acquired at a "market discount," some or all of any gain realized upon a sale or other disposition, or payment at maturity, or some or all of a partial principal payment of such Note may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess (if any) of the Note's issue price (or, in the case of a subsequent purchaser, the Note's stated redemption price at maturity) over the purchase price, subject to a statutory de minimis exception. In the case of a Note issued with OID, in lieu of using the Note's stated redemption price at maturity, the Note's revised issue price as of the purchase date is used. Unless a U.S. Holder has elected to include the market discount in income as it accrues, any gain realized on any subsequent disposition of such Note (other than in connection with certain nonrecognition transactions) or payment at maturity, or some or all of any partial principal payment with respect to such Note, will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period such Note was held.

         The amount of market discount treated as having accrued will be determined either (i) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the Note was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the Note up to and including the date of its maturity, or (ii) if the U.S. Holder so elects, on a constant interest rate method. A U.S. Holder may make that election with respect to any Note, and such election is irrevocable.

         In lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition, a U.S. Holder of such Note acquired at a market discount may elect to include market discount in income currently, through the use of either the ratable inclusion method or the elective constant interest method. Once made, the election to include market discount in income currently applies to all Notes and other obligations of the U.S. Holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. Holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the Note in the hands of the U.S. Holder will be increased by the market discount thereon as it is includable in income.

         If the U.S. Holder makes the election to treat as OID all interest on a debt instrument that has market discount, the U.S. Holder is deemed to have made the election to accrue currently market discount on all other debt instruments with market discount. In addition, if the U.S. Holder has previously made the election to accrue market discount currently, the conformity requirements of that election are met for debt instruments with respect to which the U.S. Holder elects to treat all interest as OID.

         Unless a U.S. Holder who acquires a Note at a market discount elects to include market discount in income currently, such U.S. Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Note.

         Premium

         If a U.S. Holder purchases a Note issued with OID at an "acquisition premium," the U.S. Holder reduces the amount of OID includable in income in each taxable year by that portion of acquisition premium allocable to that year. A Note is purchased at an acquisition premium if, immediately after the purchase, the purchaser's adjusted basis in the Note is greater than the adjusted issue price but not greater than all amounts payable on the instrument after the purchase date (other than qualified stated interest) (i.e., the Note is not purchased at a "bond premium"). In general, the reduction in OID allocable to acquisition premium is determined by multiplying the daily portion of OID by a fraction the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after the acquisition over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price. Rather than apply the above fraction, the U.S. Holder may, as discussed above, elect to treat all interest, including for this purpose acquisition premium, as OID.

         If a U.S. Holder purchases a Note and, immediately after the purchase, the adjusted basis of the Note exceeds the sum of all amounts payable on the instrument after the purchase date, other than qualified stated interest, the Note has "bond premium." A U.S. Holder that purchases a Note at a bond premium is not required to include OID in income. In addition, a U.S. Holder may elect to amortize such bond premium over the remaining term of such Note (or, in certain circumstances, until an earlier call date).

         If bond premium is amortized, the amount of interest that must be included in the U.S. Holder's income for each period ending on an Interest Payment Date or maturity, as the case may be, will be reduced by the portion of premium allocable to such period based on the Note's yield to maturity. If such an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

         An election to amortize premium will apply to amortizable bond premium on all Notes and other bonds, the interest on which is includable in the U.S. Holder's gross income, held at the beginning of the U.S. Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest, including for this purpose amortizable premium, as OID is deemed to be an election to amortize premium under Section 171(c) of the Code for purposes of the conformity requirements of that section. In addition, if the U.S. Holder has already made an election to amortize premium, the conformity requirements will be deemed satisfied with respect to any Notes for which the U.S. Holder makes an election to treat all interest as OID.

         Sale, Exchange, Redemption or Repayment of the Notes

         Upon the disposition of a Note by sale, exchange, redemption, or repayment, the U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued and unpaid interest) and (ii) the U.S. Holder's tax basis in the Note. A U.S. Holder's tax basis in a Note generally will equal the cost of the Note (net of accrued interest) to the U.S. Holder increased by amounts includable in income as OID or market discount (if the holder elects to include market discount on a current basis) and reduced by any amortized premium and any payments other than payments of qualified stated interest (or fixed periodic interest) made on such Note.

         To the extent that the Note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or rules relating to certain short term OID notes otherwise provide) will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Note for longer than one year. In certain circumstances, if an Issuer were found to have an intention, at the time its debt obligations were issued, to call such obligations before maturity, gain would be ordinary income to the extent of any unamortized OID. The OID Regulations clarify that this rule will not apply to publicly offered debt instruments.

         Foreign Currency Notes

         The following discussion applies to Foreign Currency Notes, if such Notes are not denominated in or indexed to a currency that is considered a "hyperinflationary" currency. Special U.S. tax considerations apply to obligations denominated in or indexed to a hyperinflationary currency.

         In general, a U.S. Holder that uses the cash method of accounting and holds Foreign Currency Notes will be required to include in income the U.S. dollar value of the amount of interest income received whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of foreign currency interest paid translated at the spot rate on the date of receipt. The U.S.

Holder will not have exchange gain or loss on the interest payment but may have exchange gain or loss when it disposes of any foreign currency received.

         A U.S. Holder on the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each Business Day of such period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. Holder. Under the second method, a U.S. Holder can elect to accrue interest at the spot rate on the last day of an accrual period (in the case of a partial accrual period, the last date of the taxable year) or if the last day of an accrual period is within five Business Days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired and will be irrevocable without the consent of the IRS. An accrual basis U.S. Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss. OID on a Note denominated in a foreign currency is determined in foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. Holder translates accrued interest. Exchange gain or loss will be determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

         The amount of market discount on a Foreign Currency Note includable in income will generally be determined by computing the market discount in the foreign currency and translating that amount into U.S. dollars on the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the U.S. Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the Note differs from the rate of exchange at which the market discount was accrued.

         Amortizable premium on Foreign Currency Notes is also computed in units of foreign currency and, if the U.S. Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Note.

         In the case of a Note denominated in foreign currency, the cost of the Note to the U.S. Holder will be the U.S. dollar value of the foreign currency purchase price translated at the spot rate for the date of purchase (or, in some cases, the settlement date). The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase Foreign Currency Notes generally will not result in a taxable gain or loss for a U.S. Holder. A U.S. Holder who purchases a Note with previously owned foreign currency generally will recognize exchange gain or loss on such currency equal to the difference between the U.S. Holder's tax basis in the currency and the fair market value of the currency determined on the date of purchase.

         With respect to the sale, exchange, retirement, or repayment of a Note denominated in a foreign currency, the foreign currency amount realized will be considered to be the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above), accrued but unpaid OID (on which exchange gain or loss is recognized as described above), and, finally, as a payment of principal on which (i) gain or loss is computed in foreign currency and translated on the date of retirement or disposition; and (ii) exchange gain or loss is separately computed on the foreign currency amount of principal (reduced by amortizable premium) that is repaid to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the

Note was acquired or deemed acquired. Exchange gain or loss computed on accrued interest, OID, accrued market discount and principal shall be recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in the Note generally will equal the U.S. dollar cost of the Note (as determined above) increased by the U.S. dollar amounts includable in income as accrued interest, OID, or market discount (if the U.S. Holder elects to include such market discount on a current basis) and reduced by the U.S. dollar amount of amortized premium and of any payments other than payments of qualified stated interest. A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Note equal to the U.S. dollar value of such currency on the date of receipt.

         Backup Withholding

         A U.S. Holder of a Note may be subject to U.S. backup withholding at the rate of 31% with respect to interest paid on the Note, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. Holders of Notes should consult their tax advisors as to their qualification for exemption from U.S. backup withholding and the procedure for obtaining such an exemption. Any amount paid as backup withholding will be creditable against the U.S. Holder's U.S. federal income tax liability.

         Pre-Issuance Accrued Interest

         If (i) a portion of the initial purchase price of a Note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Note is to be made within one year of the Note's issue date and
(iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

NON-U.S. HOLDERS

         The following is a summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes by a holder who does not meet the criteria set forth in the definition of a U.S. Holder (a "Non-U.S. Holder"). This discussion does not consider all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Notes by such Non-U.S. Holder in light of such holder's personal circumstances, including holding the Notes through a partnership. For example, persons who are partners in foreign partnerships and beneficiaries of foreign trusts or estates who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on the disposition of its Note.

         For purposes of the following discussion, interest (including OID) and gain on the sale, exchange or other disposition of the Note will be considered "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a treaty resident, attributable to a U.S. permanent establishment (or in the case of an individual treaty resident, a fixed base) in the United States.

         Interest and Original Issue Discount

         Generally, any interest or OID paid to a Non-U.S. Holder of a Note that is not "U.S. trade or business income" will not be subject to U.S. federal income tax if the interest (or OID) qualifies as "portfolio interest." Generally, interest on registered Notes will qualify as portfolio interest if
(i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company, is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code and is not a Bank receiving interest described in Section 881(c)(3)(A) of the Code, and (ii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address.

         The gross amount of payments to a Non-U.S. Holder of interest or OID that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. rates rather than the 30% gross rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or Form 4224, as applicable, prior to the payment of interest or OID. The Forms 1001 and 4224 must be periodically updated.

         Indexed Notes

         The IRS has stated that it is considering various issues relating to the treatment of Non-U.S. Holders of contingent payment debt obligations, including "the possibility of tax avoidance that may arise when a contingent payment debt obligation is structured with payments that approximate the yield on an equity security or an index and the proper characterization of gain recognized by a foreign holder on the disposition of a debt instrument in certain cases" (including coordination with the rules for taxation of foreign investment in U.S. real property). Subject to certain exceptions, recently enacted legislation provides that the portfolio interest exception from withholding tax does not apply to certain payments of contingent interest if:
(1) the amount of interest is determined by reference to (i) receipts, sales or other cash flows of the Company or a related person, (ii) any income or profits of the Company or a related person, (iii) any change in the value of any property of the Company or a related person, or (iv) any dividends, partnership distributions, or similar payments made by the Company or a related person; or
(2) the interest is identified in regulations not yet issued as contingent interest for which the portfolio interest exception should be denied. Gain from the sale of certain contingent payment debt obligations is also treated as interest under draft proposed regulations that were released by the IRS but were withdrawn pending review.

         Sale of Notes

         Except as described below and subject to the discussion concerning backup withholding and Indexed Notes, any gain realized by a Non-U.S. Holder on the sale or exchange of a Note generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

         Federal Estate Tax

         Except with respect to Notes that bear contingent interest that is not eligible for the portfolio interest exception, Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax provided that the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company.

         Information Reporting and Backup Withholding

         The Company must report annually to the IRS and to each Non-U.S. Holder any interest and OID that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides.

         In the case of payments of principal on the Notes by the Company to a Non-U.S. Holder, the regulations provide that backup withholding and information reporting will not apply to payments if the Holder certifies to its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

         The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies its Non- U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding if the broker is not a U.S. related person. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

         In the case of the payment of proceeds from the disposition of Notes through a non-U.S. office of a broker that is either a U.S. person or a "U.S. related person," existing regulations require information reporting on the payment, unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that certain required information is furnished to the IRS.


                       SUPPLEMENTAL PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Distribution Agreement, dated November 15, 1996 (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company through Goldman, Sachs & Co., Alex. Brown & Sons Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and NationsBanc Capital Markets, Inc. (the "Agents"), who have agreed to use reasonable efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, in whole or in part. The Company will pay the Agents a commission ranging from 0.125% to 0.750% of the principal amount of Notes, depending upon rank and maturity, for sales made through them as Agents. Commissions with respect to Notes with stated maturities in excess of 30 years will be negotiated between the Company and the Agents at the time of such sale.

         The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page of this Prospectus Supplement in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents, or at fixed prices. Unless otherwise specified in the applicable Pricing Supplement, with respect to the Notes with Stated Maturities of 30 years or less, the Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

         In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical rank and maturity. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold on a fixed price basis), concession and discount may be changed.

         The Agents, as agents or principals, as well as any dealers who resell Notes to investors, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

         Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

         The Agents may be customers of, engage in transactions with, and perform services for the Company in the ordinary course of business in the future.

         Chase Securities Inc. is an affiliate of Texas Commerce Bank National Association ("TCB") which is agent bank and a lender to the Company under the Company's revolving credit facility. TCB will receive its proportionate share of any repayment by the Company of amounts outstanding under such facility from the proceeds of the offering of the Notes. TCB is also Trustee under the Senior Indenture and Paying Agent for the Senior Notes and Trustee under the Subordinated Indenture and Paying Agent for the Subordinated Notes. In addition, TCB, or its affiliates, participates on a regular basis in various general financing and banking transactions for the Company and its affiliates. Mr. Marc J. Shapiro, the Chairman and Chief Executive Officer of TCB, is a Trust Manager of the Company.

         NationsBanc Capital Markets, Inc. is an affiliate of NationsBank N.A. ("NationsBank"), which is a lender to the Company under the Company's revolving credit facility and other credit facilities. NationsBank will receive its proportionate share of any repayment by the Company of amounts outstanding under such facilities from the proceeds of the offering of the Notes.

         The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.


                               VALIDITY OF NOTES

         The validity of the Notes will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas, and for the Agents by Brown & Wood LLP, New York, New York. The opinions of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and Brown & Wood LLP will be conditioned upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but which cannot be ascertained on the date of such opinions.

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                                      S-36

PROSPECTUS

                          WEINGARTEN REALTY INVESTORS
                                  $250,000,000
                       DEBT SECURITIES, PREFERRED SHARES,
                     COMMON SHARES AND SECURITIES WARRANTS

                         ------------------------------

         Weingarten Realty Investors, a real estate investment trust formed under Texas law (the "Company"), may from time to time offer in one or more series (i) its unsecured debt securities (the "Debt Securities"), (ii) its preferred shares of beneficial interest, par value $.03 per share (the "Preferred Shares"), (iii) its common shares of beneficial interest, par value $.03 per share (the "Common Shares"), or (iv) warrants to purchase Common Shares (the "Common Shares Warrants"), warrants to purchase Debt Securities (the "Debt Securities Warrants") and warrants to purchase Preferred Shares (the "Preferred Shares Warrants"), with an aggregate public offering price of up to $250,000,000 (or its equivalent in any other currency or composite currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Common Shares Warrants, the Debt Securities Warrants and the Preferred Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Common Shares and Securities Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

         The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Company, as defined. See "Description of Debt Securities."

         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the Holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares and any initial public offering price; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (iii) in the case of Common Shares, any initial public offering price; and (iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability, if applicable. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

         The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

         The Securities may be offered directly by the Company, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

                       ----------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                       ------------------------------
             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                       ------------------------------
               The date of this Prospectus is September 30, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. The Commission also maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, the Company's Common Shares are listed on the New York Stock Exchange, Inc. and similar information about the Company can be inspected and copied at prescribed rates at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 1-9876) are incorporated in this Prospectus by reference and are made a part hereof:

                 1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995; and

                 2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

         Each document filed subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

         UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE DOCUMENTS WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO M. CANDACE DUFOUR, VICE PRESIDENT AND SECRETARY, WEINGARTEN REALTY INVESTORS, 2600 CITADEL PLAZA DRIVE, HOUSTON, TEXAS 77008, TELEPHONE (713) 866-6000.

                                  THE COMPANY

         Weingarten Realty Investors has owned and developed shopping centers and other commercial real estate since its organization in 1948. The Company's investment focus has been and continues to be on shopping centers. As of August 31, 1996, Trust Managers and executive officers of the Company controlled 4,162,092 Common Shares or approximately 15.7% of the outstanding Common Shares.

         Initially, the Company grew primarily through development of properties, with 93 of the 176 operating properties owned at August 31, 1996, having been developed by the Company. With respect to these projects, the Company acquired the raw land, constructed buildings and leased the store spaces. The Company generally develops new projects only when it has leases in place with financially strong and viable anchor retailers. More recently, the Company has expanded its property base primarily through acquisitions of properties previously developed by other parties which satisfy investment criteria similar to those applicable to new developments. Management believes that the majority of the Company's growth in the immediate future will continue to result from acquisitions, due to the continuing over- supply of developed real estate projects, the current lack of capital for most of the Company's competitors to finance new investments and the prevailing market discount from reproduction costs for new projects. As part of its acquisition strategy, the Company seeks under-managed properties in good locations, the value of which can be enhanced through remerchandising and renovating. Geographically, the Company considers expansion in areas where it currently has a presence or where it can acquire within a reasonable time frame a sufficient number of properties that meet its investment criteria.

         An equally important part of the Company's strategy has been to improve the cash flow and value of its existing portfolio through: (i) maximizing rental revenues, occupancy and retail sales, (ii) operating the properties in the most cost effective manner and (iii) renovating and remerchandising the tenant mix with respect to selected properties.

         Management believes that its overall debt structure is conservative. Based upon the approximately $1 billion market value of the Company's equity at June 30, 1996, the Company's debt represented approximately 24% of its total market capitalization. The Company's ratio of funds from operations before interest expense to fixed charges for the quarter ended June 30, 1996 was approximately 4.28 to 1.0.

         The Company conducts its operations in order to qualify as a REIT under the Internal Revenue Code of 1986, as amended. The Company's principal executive offices are located at 2600 Citadel Plaza Drive, Houston, Texas 77008, and its telephone number is (713) 866-6000. As used herein, the term "Company" refers to Weingarten Realty Investors and its predecessors unless the context otherwise specifically requires.

                                USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the Company intends to use the majority of the net proceeds from the sale of Securities offered by the Company to repay debt (including repayments of amounts drawn on lines of credit for property acquisitions), make improvements to properties, acquire or develop additional properties and for working capital. Pending use for the foregoing purposes, such proceeds may be invested in short-term, interest-bearing time or demand deposits with financial institutions, cash items or qualified government securities.

                                 CERTAIN RATIOS

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges and of funds from operations before interest expense to fixed charges for the periods shown:

                                                                     Years Ended December 31,
                                                             1991      1992      1993      1994      1995
                                                             ----      ----      ----      ----      ----
            Ratio of Earnings to Fixed Charges. . . .        1.72x     1.89x     3.94x     4.16x     3.05x
            Ratio of Funds from Operations Before
              Interest Expense to Fixed Charges . . .        2.49x     2.74x     5.70x     6.11x     4.48x

         The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of funds from operations before interest expense to fixed charges were computed by dividing funds from operations before interest expense by fixed charges. For these purposes, earnings consist of income before extraordinary items plus fixed charges (excluding interest costs capitalized). Funds from operations before interest expense consists of net income plus depreciation and amortization of real estate assets, interest on indebtedness and extraordinary charges, less gains and losses on sales of properties and securities. Fixed charges consist of interest expense (including interest costs capitalized), amortization of debt costs and the portion of rent expense representing an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

         The Senior Securities are to be issued under an indenture (the "Senior Indenture"), dated as of May 1, 1995, between the Company and Texas Commerce Bank National Association, as Trustee, and the Subordinated Securities are to be issued under a separate indenture (the "Subordinated Indenture"), dated as of May 1, 1995, also between the Company and Texas Commerce Bank National Association, as Trustee. The term "Trustee" as used herein shall refer to Texas Commerce Bank National Association or such other bank as the Company may appoint as trustee pursuant to the terms of the applicable Indenture, in its or their capacity as Trustee for the Senior Securities or the Subordinated Securities, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"), and may be amended or supplemented from time to time following execution. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities. Parenthetical references below are to the Indentures and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures.

TERMS

         The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "Subordination."

         Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the Board of Trust Managers of the Company or as established in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).

         Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

                 (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

                 (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

                 (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

                 (4) if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible;

                 (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

                 (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

                 (7) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                 (8) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

                 (9) the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

                 (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

                 (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

                 (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

                 (13) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

                 (14) whether such Debt Securities will be issued in certificated or book-entry form;

                 (15) whether such Debt Securities will be in registered or bearer form, and if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

                 (16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the applicable Indenture;

                 (17) if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

                 (18) the terms, if any, upon which such Debt Securities may be convertible into Common Shares or Preferred Shares of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

                 (19) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

                 (20) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

         The Debt Securities may be issued at a discount below their principal amount and may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities") (Section 502 of each Indenture). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302 of each Indenture).

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium, if any) and interest, if any, on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002 of each Indenture).

         Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be mailed to each Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

         Neither the Company nor any Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

MERGER, CONSOLIDATION OR SALE

         The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity provided that: (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest, if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee (Sections 801 and 803 of each Indenture).

CERTAIN COVENANTS

         Limitations on Incurrence of Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (i) the Company's Total Assets (as defined below) as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt (Section 1004 of each Indenture).

         In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the Company's Total Assets (Section 1004 of each Indenture).

         In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four- quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1004 of each Indenture).

         Existence. Except as permitted under "Merger, Consolidation or Sale," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 1005 of each Indenture).

         Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1006 of each Indenture).

         Insurance. The Company will keep, and will cause each of its Subsidiaries to keep, all of its insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if such insurer has publicly rated debt, the rating for such debt must be at least investment grade with a nationally recognized rating agency (Section 1007 of each Indenture).

         Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1008 of each Indenture).

         Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, (ii) file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009 of each Indenture).

         Maintenance of Value of Unencumbered Assets to Unsecured Debt. The Company will at all times maintain an Unencumbered Total Asset Value in an amount of not less than 100% of the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries that is unsecured (Section 1013 of each Indenture).

         Limited Covenants in the Event of a Highly Leveraged Transaction. Other than the covenants of the Company included in the Indentures as described above, there are no covenants in the Indentures that will afford the holders of Debt Securities protection in the event of a highly leveraged transaction or similar transaction involving the Company. Restrictions on ownership and transfers of the Company's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Shares" and "Description of Common Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants of the Company that are described above, including any addition of a covenant or other event risk provision or similar protection.

         As used herein,

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock (as defined below).

         "Capital Shares" means, with respect to any Person, any capital shares (including preferred shares), interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital shares), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means Funds from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted for interest on Debt of the Company and its Subsidiaries.

         "Debt" of the Company or any Subsidiary means any indebtedness of the Company, or any Subsidiary, other than contingent liabilities (except to the extent set forth in (iii) below), in respect of (without duplication) (i) borrowed money evidenced by bonds, notes, debentures or similar instruments,
(ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with generally accepted accounting principles, but does not include any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, Debt of another Person (other than the Company or any Subsidiary) unless and until the Company or such Subsidiary shall become directly liable in respect thereof.

         "Disqualified Stock" means, with respect to any Person, any Capital Shares of such Person which by the terms of such Capital Shares (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Debt Securities.

         "Funds from Operations" for any period means net income plus depreciation and amortization of real estate assets and extraordinary charges, excluding gains and losses on sales of properties and securities.

         "Total Assets" as of any date means the sum of (i) the Company's Undepreciated Real Estate Assets and (ii) all other assets of the Company determined in accordance with generally accepted accounting principles (but excluding goodwill and unamortized debt costs).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Unencumbered Total Asset Value" as of any date shall mean the sum of the Company's Total Assets which are unencumbered by any mortgage, lien, charge, pledge, or security interest.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased or property mortgaged) in an aggregate principal amount in excess of

$10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 by the Company, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or either of their properties; and (vii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

         If an Event of Default under either Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under either Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all Events of Default, other than the non-payment of accelerated principal (or a specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in each Indenture (Section 502 of each Indenture). Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default
(x) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby (Section 513 of each Indenture).

         Each Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any Series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders (Section 601 of each Indenture).

         Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of each Indenture). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest, if any, on such Debt Securities at the respective due dates thereof (Section 508 of each Indenture).

         Subject to provisions in each Indenture relating to its duties in case of default, neither Trustee is under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602 of each Indenture). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under each Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, each Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512 of each Indenture).

         Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010 of each Indenture).

MODIFICATION OF THE INDENTURES

         Modification and amendment of either Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security, (iii) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest, if any, on any such Debt Security, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (v) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture, or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902 of each Indenture).

         The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in such Indenture (Section 1012 of each Indenture).

         Modifications and amendments of either Indenture may be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture;
(ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of either Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of either Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under either Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in either Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture; or (x) to supplement any of the provisions of either Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series (Section 901 of each Indenture).

SUBORDINATION

         Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of the principal of and interest on the Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Indenture). No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default (Section 1603 of the Subordinated Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities.

         Senior Debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed: (i) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (ii) indebtedness of the Company evidenced by notes, debentures or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (iii) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (v) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (vi) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (A) any such indebtedness, obligation or liability referred to in clauses (i) through (vi) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (B) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (C) the Subordinated Securities (Section 101 of the Subordinated Indenture). At June 30, 1996, Senior Debt aggregated approximately $323 million.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Under each Indenture, the Company may discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401 of each Indenture).

         Each Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (ii) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, and
Section 1013 of each Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of each Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of each Indenture).

         Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404 of each Indenture).

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specified payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of either Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the European Currency Unit ("ECU") both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes of which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101 of each Indenture).

         In the event that the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, and Section 1013 of each Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

         The Company is authorized to issue 10,000,000 preferred shares of beneficial interest, $.03 par value per share (the "Preferred Shares"), of which no Preferred Shares were outstanding at August 31, 1996.

         The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Restated Declaration of Trust, as amended (the "Declaration of Trust") and Bylaws and applicable statement of designations (the "Statement of Designations").

TERMS

         Subject to the limitations prescribed by the Declaration of Trust, the Board of Trust Managers is authorized to fix the number of shares constituting each series of Preferred Shares and the designations, preferences, conversion, exchange or other rights, participations, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications, terms and conditions of redemption and such other subjects or matters as may be fixed by resolution of the Board of Trust Managers. The Preferred Shares will, when issued, be fully paid and nonassessable by the Company (except as described under "Shareholder Liability" below) and will have no preemptive rights.

         Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

         1.      The title and stated value of such Preferred Shares;

         2. The number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

         3. The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

         4. The date from which dividends on such Preferred Shares shall accumulate, if applicable;

         5. The procedures for any auction and remarketing, if any, for such Preferred Shares;

         6.      The provision for a sinking fund, if any, for such Preferred
                 Shares;

         7.      The provision for redemption, if applicable, of such Preferred
                 Shares;

         8. Any listing of such Preferred Shares on any securities exchange;

         9. The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Company, including the conversion price (or manner of calculation thereof);

         10. Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

         11. A discussion of federal income tax considerations applicable to such Preferred Shares;

         12. The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

         13. Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

         14. Any limitations on direct or beneficial ownership and restriction on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

RANK

         Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares or other Capital Shares of the Company, and to all equity securities ranking junior to such Preferred Shares, (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares, and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

         Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trust Managers of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to Holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trust Managers of the Company.

         Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trust Managers of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

         If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on the Preferred Shares of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per Preferred Share of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Common Shares or other Capital Shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Shares, or any other Capital Shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Common Shares, or any other Capital Shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for such Capital Shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

         Any dividend payment made on shares of a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

         If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for Capital Shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

         If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of Preferred Shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares will terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares, excess shares or any other class or series of Capital Shares of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of Capital Shares of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of Capital Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of Capital Shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

         Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Whenever dividends on any Preferred Shares shall be in arrears for six consecutive quarterly periods, the holders of such Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trust Managers of the Company at the next annual meeting of shareholders and at each subsequent meeting until (i) if such series of Preferred Shares has a cumulative dividend, all dividends accumulated on such series of

Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trust Managers of the Company will be increased by two Trust Managers.

         Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of two-thirds of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Shares ranking prior to such series of Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized Capital Shares of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal the provisions of the Company's Declaration of Trust or the Statement of Designations for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (A) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (B) any increase in the number of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.

SHAREHOLDER LIABILITY

         As discussed below under "Description of Common Shares -- Shareholder Liability," the Declaration of Trust provides that no shareholder, including holders of Preferred Shares, shall be personally liable for the acts and obligations of the Company and that the funds and property of the Company shall be solely liable for such acts or obligations. The Declaration of Trust provides that, to the extent practicable, each written instrument creating an obligation of the Company shall contain a provision to that effect. By statute, the State of Texas provides limited liability for shareholders of a REIT organized under the Texas Real Estate Investment Trust Act (the "REIT Act"). However, certain jurisdictions may not recognize the limited liability provided shareholders under the REIT Act and, therefore, a shareholder may be held personally liable to the extent that such claims are not satisfied by the Company. Because of the uncertainty that may exist in the laws of certain states in which the Company owns property or conducts business, wholly owned subsidiary corporations are utilized to own properties in such states. The Bylaws of the Company provide for indemnification of shareholders by the Company for any liabilities incurred in such capacity. The Company carries public liability insurance that the Trust Managers consider adequate. Thus, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders. The Company believes that its operations have been conducted and will continue to be conducted in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Company.

RESTRICTIONS ON OWNERSHIP

         As discussed below under "Description of Common Shares -- REIT Qualification," for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding Capital Shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain other actions to limit the beneficial ownership, directly or indirectly, by a single person to not more than 9.8% of the Company's outstanding equity securities, including any Preferred Shares of the Company. Therefore, the Statement of Designations for each series of Preferred Shares will contain certain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

                         DESCRIPTION OF COMMON SHARES

GENERAL

         The Common Shares are issued pursuant to the Declaration of Trust. The Common Shares, par value $.03 per share, are equal with respect to distribution and liquidation rights, are not convertible, have no preemptive rights to subscribe for additional Common Shares, are nonassessable (except as described under "Shareholder Liability" below) and are transferable in the same manner as shares of a corporation. Each shareholder is entitled to one vote in person or by proxy for each Common Share registered in his name and has the right to vote on the election or removal of Trust Managers, amendments to the Declaration of Trust, proposals to terminate, reorganize, merge or consolidate the Company or to sell or dispose of substantially all of the Company's property and with respect to certain business combinations. The Company will have perpetual existence unless and until dissolved and terminated. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trust Managers. The Common Shares offered by the Company will be, when issued, fully paid and nonassessable (except as described under "Shareholder Liability" below).

         Several provisions in the Declaration of Trust may have the effect of deterring a take-over of the Company. These provisions restrict ownership of the Company's outstanding equity securities by a single person to not more than 9.8% of such securities to assist in protecting and preserving the qualification of the Company as a REIT under the Code and include a "fair price" provision that would deter a "two-stage" take-over transaction by requiring an 80% vote of outstanding securities entitled to vote thereon for certain defined "business combinations" with shareholders owning more than 50% of the equity securities considered for such purposes if the transaction is neither approved by the Board of Trust Managers nor meets certain price and procedural conditions.

REIT QUALIFICATION

         The Company operates in a manner intended to qualify it for treatment as a REIT under Sections 856 through 860 of the Code. In general, a REIT that distributes to its shareholders at least 95% of its taxable income (other than net capital gain) for a taxable year and that meets certain other conditions will not be taxed on income (including net capital gain) distributed for that year. If the Company fails to qualify as a REIT in any taxable year, it will be taxed as a corporation for that year, and distributions to its shareholders will not be deductible by the Company in computing its taxable income. In such case, the Company will likely be disqualified from being treated as a REIT for the ensuing four taxable years. Failure to qualify as a REIT could result in the Company incurring indebtedness and perhaps liquidating investments in order to pay its taxes, and could have a material adverse effect upon the market price of the Company's outstanding securities.

         Among the requirements which must be met in order for the Company to qualify as a REIT is that no more than 50% in value of the outstanding capital shares, including in some circumstances capital shares into which outstanding securities (including the Securities) might be converted, may be owned actually or constructively by five or fewer individuals or certain other entities at any time during the last half of the Company's taxable year. To assist the Company in meeting this requirement, the Declaration of Trust limits persons to ownership of not more than 9.8% of the outstanding equity securities of the Company, including Common Shares. For purposes of such ownership limit, convertible securities (whether in registered or bearer form) are treated as if such securities had been converted in calculating the ownership limit. The Declaration of Trust provides that any attempted transfer of Common Shares or Preferred Shares that would cause a person to exceed the limit shall be null and void. However, because the Code imposes broad attribution rules in determining constructive ownership, no assurance can be given that the restrictions of the Declaration of Trust will be effective in maintaining the Company's REIT status. Further, owners of more than 6.5% of the Common Shares as of January 19, 1988 (currently only Stanford Alexander, who at August 31, 1996 beneficially owned approximately 7.8% of the outstanding Common Shares) are exempted from the limit. Without shareholder approval, the Company may issue an unlimited number of securities, warrants, rights or other options to purchase Common Shares and other securities convertible into Common Shares.

SHAREHOLDER LIABILITY

         The Declaration of Trust provides that no shareholder shall be personally liable for the acts and obligations of the Company and that the funds and property of the Company shall be solely liable for such acts or obligations. The Declaration of Trust provides that, to the extent practicable, each written instrument creating an obligation of the Company shall contain a provision to that effect. By statute, the State of Texas provides limited liability for shareholders of a REIT organized under the REIT Act. However, certain jurisdictions may not recognize the limited liability provided shareholders under the REIT Act and, therefore, a shareholder may be held personally liable to the extent that such claims are not satisfied by the Company. Because of the uncertainty that may exist in the laws of certain states in which the Company owns property or conducts business, wholly-owned subsidiary corporations are utilized to own properties in such states. The Bylaws of the Company provide for indemnification of shareholders by the Company for any liabilities incurred in such capacity. The Company carries public liability insurance that the Trust Managers consider adequate. Thus, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders. The Company believes that its operations have been conducted and will continue to be conducted in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Company.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Common Shares is Society National Bank, Cleveland, Ohio. The Common Shares are listed on the New York Stock Exchange (Symbol: WRI).

                       DESCRIPTION OF SECURITIES WARRANTS

         The Company may issue Securities Warrants (which may include subscription rights distributed to the Company's shareholders) for the purchase of Debt Securities, Preferred Shares or Common Shares. Securities Warrants may be issued independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants of such series and will not assure any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Warrant Agreement and the Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

         If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States federal income tax consequences; (ix) the terms, if any, on which the Company may accelerate the date by which the Securities Warrants must be exercised; and (x) any other material terms of such Securities Warrants.

         In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately; (vi) any special United States federal income tax consequences; and (vii) any other material terms of such Securities Warrants.

         Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

         Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

         Securities Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five
(5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

         The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

COMMON SHARES WARRANT ADJUSTMENTS

         Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant are subject to adjustment in certain events, including (i) payment of a dividend on the Common Shares payable in shares of beneficial interest, share splits, combinations or reclassification of the Common Shares;
(ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares at less than their current market price; and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

         No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would cause a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of (i) Common Shares, (ii) any securities convertible into or exchangeable for Common Shares, or (iii) any securities carrying the right or option to purchase or otherwise acquire Common Shares, in exchange for cash, other property or services.

         In the event of any (i) consolidation or merger of the Company with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company; or (iii) reclassification, capital reorganization or change of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of stock or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common stock of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common stock were Common Shares.

                              PLAN OF DISTRIBUTION

         The Company may sell Securities to or through one or more underwriters for public offering and sale, or may also sell Securities directly to other purchasers or through agents in exchange for cash or other consideration (including real properties) as may be specified in the applicable Prospectus Supplement. Direct sales to purchasers may also be accomplished through subscription rights distributed to the Company's shareholders. In connection with distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Company may sell such unsubscribed Securities directly to third parties or may engage the services of underwriters to sell such unsubscribed Securities to third parties as may be specified in the applicable Prospectus Supplement. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Company also may offer and sell the Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Securities upon the terms and conditions set forth in the applicable Prospectus Supplement.

         In connection with the sale of Securities, underwriters may receive or be deemed to have received compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the New York Stock Exchange. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

         Under agreements the Company may enter into, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date.
Each contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

         The legality of the Securities offered hereby as well as certain federal income tax matters will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 2200 Ross Avenue, Suite 900, Dallas, Texas 75201.

                                    EXPERTS

         The consolidated financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN ANY PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT, OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. ANY PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT, AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. ANY PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT, AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF ANY PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT, OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             --------------------

                               TABLE OF CONTENTS

    PROSPECTUS SUPPLEMENT                                                  PAGE

DESCRIPTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
CERTAIN INVESTMENT CONSIDERATIONS
         RELATING TO INDEXED NOTES  . . . . . . . . . . . . . . . . . . . .S-20
CERTAIN INVESTMENT CONSIDERATIONS
         RELATING TO FOREIGN CURRENCY NOTES . . . . . . . . . . . . . . . .S-21
UNITED STATES TAXATION  . . . . . . . . . . . . . . . . . . . . . . . . . .S-24
SUPPLEMENTAL PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .S-34
VALIDITY OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-35

                                  PROSPECTUS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . .   2
THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
CERTAIN RATIOS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
DESCRIPTION OF DEBT SECURITIES  . . . . . . . . . . . . . . . . . . . . . .   4
DESCRIPTION OF PREFERRED SHARES . . . . . . . . . . . . . . . . . . . . . .  16
DESCRIPTION OF COMMON SHARES  . . . . . . . . . . . . . . . . . . . . . . .  22
DESCRIPTION OF SECURITIES WARRANTS  . . . . . . . . . . . . . . . . . . . .  23
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

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                                  $150,000,000

                               WEINGARTEN REALTY
                                   INVESTORS

                           MEDIUM-TERM NOTES,SERIES A
                              DUE 9 MONTHS OR MORE
                               FROM DATE OF ISSUE


                                 --------------



                                 --------------



                              GOLDMAN, SACHS & CO.

                               ALEX. BROWN & SONS
                                  INCORPORATED

                             CHASE SECURITIES INC.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                               J.P. MORGAN & CO.

                       NATIONSBANC CAPITAL MARKETS, INC.


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